Exhibit 99.1

NEWS RELEASE

WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
Anixter International Inc. / 2301 Patriot Boulevard / Glenview, IL 60026

WESCO Distribution, Inc. announces offers to purchase for cash any and all of Anixter Inc.’s 5.50% Senior Notes due 2023 and 6.00% Senior Notes due 2025 and related consent solicitations

and

Anixter Inc. announces consent solicitations related to Anixter Inc.’s 5.50% Senior Notes due 2023 and 6.00% Senior Notes due 2025

PITTSBURGH, Pa. and GLENVIEW, Ill. – April 30, 2020 – WESCO International, Inc. (NYSE:  WCC) (“WESCO International”), announced today that its wholly-owned subsidiary, WESCO Distribution, Inc. (“WESCO”), has launched offers (each, an “Offer” and together, the “Offers”) to purchase for cash any and all of Anixter Inc.’s (“Anixter”) outstanding (i) 5.50% Senior Notes due 2023 (the “2023 Notes”), $350,000,000 aggregate principal amount, and (ii) 6.00% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Notes,” each such series of the Notes, a “Series”), $250,000,000 aggregate principal amount.  In connection with the Offers, WESCO is soliciting consents with respect to each Series of Notes (the “Offer Consent Solicitations”) to amend the applicable indenture establishing the 2023 Notes and 2025 Notes (each, the “Indenture,” and together, the “Indentures”).  For any Notes of a Series that a Holder tenders in either Offer, the Holder will be deemed to have delivered (i) consents (“Offer Exit Consents”) to, among other things, eliminate substantially all of the restrictive covenants, to eliminate certain “Events of Default” and to eliminate any requirement to make a change of control offer, in each case in the applicable Indenture (as set forth in the Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”)) (the “Offer Exit Proposed Amendments”) and (ii) consents (“Offer Change of Control Consents”) to the Change of Control Proposed Amendments (as defined below).

Concurrently, Anixter International Inc. (“Anixter International”) (NYSE: AXE), announced today that its wholly owned-subsidiary, Anixter, is soliciting consents (the “Anixter Consent Solicitations”) to, with respect to the Indenture for each Series of Notes, (i) amend the definition of “Change of Control” under the applicable Indenture to exclude the Merger and related transactions and (ii) expressly permit a merger between Anixter International and Anixter in which Anixter survives (the “Anixter Merger”) (collectively, the amendments contemplated in (i) and (ii) are the “Change of Control Proposed Amendments”).

The Offers and Anixter Consent Solicitations are being conducted in connection with the merger agreement (as it may be amended from time to time, the “Merger Agreement”) pursuant to which WESCO International has agreed to acquire Anixter International (the “Merger”).  The Offers and the Anixter Consent Solicitations are open to all registered holders of the Notes (individually, a “Holder,” and collectively the “Holders”).

The Offers and Anixter Consent Solicitations are being made pursuant to the Offer to Purchase, dated April 30, 2020, which sets forth a more detailed description of the Offers and Anixter Consent Solicitations.  Holders of the Notes are urged to read carefully the Offer to Purchase before making any decision with respect to the Offers and Anixter Consent Solicitations.

With respect to Notes of any Series, a Holder may participate in either the applicable Offer made by WESCO (in which case such Holder will also be deemed to deliver consents in the applicable Offer Consent Solicitation with respect to such Notes) or the applicable Anixter Consent Solicitation made by Anixter, but not both.

Consideration

The following table sets forth certain information regarding the Notes, the Offers, and the Anixter Consent Solicitations:

			The Offers Consideration (including the Offer Exit Consents and Offer Change of Control Consents)			Anixter Consent Solicitations Only
Title of Security	CUSIP Numbers	Outstanding Aggregate Principal Amount	Tender Offer Consideration(1)	Early Tender Payment(1)(5)	Total Tender Offer Consideration (1)(4)	Change of Control Consent Solicitation Payment(2) (3)
5.50% Senior Notes due 2023	035287AG6	$350,000,000	$962.50	$50.00	$1,012.50	$2.50
6.00% Senior Notes due 2025	035287AJ0	$250,000,000	$962.50	$50.00	$1,012.50	$2.50

(1)	Per $1,000 principal amount of Notes that are accepted for purchase.

(2)	Per $1,000 principal amount of principal amount of Notes.

(3)
If you receive the Change of Control Consent Solicitation Payment with respect to any series of Notes you hold, you will not receive the Total Tender Offer Consideration or the Tender Offer Consideration in respect of such Note.

(4)	The Total Tender Offer Consideration consists of the Tender Offer Consideration and the Early Tender Payment.

(5)	Payable, subject to the terms and conditions described in the Offer to Purchase, only to Holders who validly tender (and do not validly withdraw) Notes prior to the Early Tender Deadline.

The Offers

Each of the Offers is scheduled to expire at 11:59 p.m., New York City time, on May 28, 2020, unless extended or earlier terminated by WESCO (the “Expiration Time”).  Notes tendered in any Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on May 13, 2020, unless extended or earlier terminated (the “Withdrawal Deadline”), but may not be withdrawn thereafter except as required by law.

Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on May 13, 2020 (the “Early Tender Deadline”) and accepted by WESCO for purchase will receive the applicable Total Tender Offer Consideration (as set forth above) which includes an Early Tender Payment (as set forth above).  Notes that are validly tendered (and not validly withdrawn) after the Early Tender Deadline and on or prior to the Expiration Time and accepted by WESCO for purchase will receive only the applicable Tender Offer Consideration (as set forth above).

Payment for Notes accepted by WESCO for purchase will include accrued and unpaid interest from the last payment date applicable to the Notes up to, but excluding, the settlement date for the Offers (“Offer Accrued Interest”).

Among other conditions, each Offer is conditioned upon the substantially concurrent or prior closing of the Merger.  WESCO International and Anixter International expect to complete the Merger in the second or third calendar quarter of 2020, but the Merger Agreement provides for the outside date thereunder to be automatically extended to as late as January 11, 2021 under certain circumstances and the parties could mutually agree to extend the outside date under the Merger Agreement beyond that date.  WESCO intends to extend the Expiration Time with respect to each Offer, without extending the Withdrawal Deadline (unless required by law), to have the payment of the consideration in respect of such Offer occur concurrently with, or promptly after, the closing of the Merger.  Accordingly, any Holder who tenders Notes (and does not validly withdraw such Notes prior to the Withdrawal Deadline) may not receive payment of the Total Tender Offer Consideration or the Tender Offer Consideration, as applicable, and may be unable to validly withdraw or trade its Notes, in each case for a substantial duration.

If, as of the Change of Control Consent Solicitation Deadline (as defined below), the Change of Control Requisite Consent Condition (as defined below) has not been satisfied with respect to a Series of Notes by the submission of Solicitation Change of Control Consents (as defined below), without counting any Offer Change of Control Consents (the foregoing clause, the “Aggregation Trigger”), then Offer Change of Control Consents deemed to have been delivered in respect of Notes of the applicable Series that have been validly tendered and not validly withdrawn will be aggregated with the Solicitation Change of Control Consents validly delivered and not validly revoked to determine whether the Change of Control Requisite Consent Condition has been satisfied.  If, in this scenario, the Change of Control Requisite Consent Condition is satisfied for a Series of Notes and the applicable Change of Control Supplemental Indenture (as defined below) becomes effective, then, with respect to Notes validly tendered and not validly withdrawn, WESCO will pay (or cause to be paid to) the applicable Holder the Total Tender Offer Consideration (plus Accrued Interest) or Tender Offer Consideration (plus Accrued Interest), as the case may be, subject to the Offer to Purchase.  If a Holder receives the Tender Offer Consideration or the Total Tender Offer Consideration with respect to any Notes held, such Holder will not receive the Change of Control Consent Solicitation Payment (as set forth above) in respect of such Notes.

The obligation to accept for purchase and to pay (or cause to be paid) the Total Tender Offer Consideration or the Tender Offer Consideration, as applicable, for any and all Notes validly tendered and not validly withdrawn pursuant to each of the Offers is conditioned on the satisfaction of certain conditions that may be waived by WESCO if they are not satisfied, as more fully described in the Offer to Purchase.  WESCO reserves the right in its sole discretion, subject to applicable law, to terminate any Offer if the conditions to such Offer have become incapable of being satisfied at the Expiration Time.  In particular, if, prior to the Expiration Time, (a) the Change of Control Requisite Consent Condition has been satisfied with respect to any Series of Notes by the submission of Solicitation Change of Control Consents in respect of a majority of the aggregate principal amount outstanding of such Series of Notes, without counting any Offer Change of Control Consents, and (b) the Change of Control Supplemental Indenture has been executed with respect to such Series of Notes, then WESCO expects that, subject to applicable law, it will terminate the Offer with respect to such Series of Notes promptly following the execution of the Change of Control Supplemental Indenture with respect to such Series of Notes.  In such event, (i) WESCO will not accept for purchase or pay the Total Tender Offer Consideration or the Tender Offer Consideration, as applicable, for any Notes that tendered in the Offer with respect to such Series of Notes and (ii) Holders who have tendered Notes into such Offer will instead be eligible to receive from WESCO the Change of Control Consent Solicitation Payment on the Change of Control Consent Solicitation Payment Date in respect of such Notes.

The Anixter Consent Solicitations

Approval of the Change of Control Proposed Amendments with respect to a Series of Notes requires validly delivered and not validly revoked consents from the Holders of a majority of the aggregate principal amount outstanding of a Series of Notes (for each Series, the “Change of Control Requisite Consent Condition”).  If, as of the Change of Control Consent Solicitation Deadline, the Aggregation Trigger has occurred, Offer Change of Control Consents deemed to have been delivered in respect of Notes of the applicable Series that have been validly tendered and not validly withdrawn will be aggregated with the Solicitation Change of Control Consents validly delivered and not validly revoked to determine whether the Change of Control Requisite Consent Condition has been satisfied.

If the Change of Control Requisite Consent Condition is satisfied for a series of Notes, Anixter will enter into the applicable supplemental indenture to the Indenture that would set forth the Solicitation Proposed Amendments with respect to such series of Notes (the “Change of Control Supplemental Indenture”).

The Anixter Consent Solicitations are scheduled to expire at 5:00 p.m., New York City time, on May 13, 2020, unless extended or earlier terminated (the “Consent Solicitation Deadline”).  Holders may participate in the Anixter Consent Solicitations by validly delivering and not validly revoking their Notes (as set forth in the Offer to Purchase) at or prior to the Consent Solicitation Deadline, in which case, they will be eligible to receive the Consent Solicitation Payment.  Solicitation Change of Control Consents delivered in the Consent Solicitation may be revoked at or prior to the Withdrawal Deadline.

Among other things, WESCO’s obligation to accept, and pay the Consent Solicitation Payment, for Notes delivered is conditioned on the Merger being consummated at or prior to the later of (i) 5:00 p.m., New York City time, on April 1, 2021, or (ii) the outside date in the Merger Agreement.

WESCO will pay or cause to be paid the Consent Solicitation Payment for certain Notes, as set forth in the Offer to Purchase, on or promptly following the closing of the Merger.  Holders who receive the Consent Solicitation Payment will not be entitled to any accrued or unpaid interest.

Other Information

The Offers and/or Anixter Consent Solicitations with respect to one or both series of Notes may be terminated or withdrawn at any time and for any reason, including if certain conditions described in the Offer to Purchase are not satisfied, subject to applicable law.  WESCO is making the Offers and Anixter is making the Anixter Consent Solicitations only by, and pursuant to, the terms of the Offer to Purchase.  None of WESCO, WESCO International, Anixter, Anixter International, the Dealer Manager (as defined below), the trustee under the Indentures, the tender agent and information agent nor any of their respective affiliates makes any recommendation as to whether or not Holders of the Notes should (i) tender or refrain from tendering their Notes with regard to the Offers or (ii) deliver or refrain from delivering their Notes with regard to the Anixter Consent Solicitations.

This announcement does not constitute an offer to sell any securities or the solicitation of an offer to purchase any securities.  The Offer and Anixter Consent Solicitations are being made only pursuant to the Offer to Purchase.  The Offers and Anixter Consent Solicitations are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  In any jurisdiction in which the securities laws or blue sky laws require the Offers and Anixter Consent Solicitations to be made by a licensed broker or dealer, the Offers and Anixter Consent Solicitations will be deemed to be made on behalf of WESCO or Anixter, as applicable, by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Barclays Capital Inc. is acting as dealer manager and solicitation agent (the “Dealer Manager”) for the Offers and Anixter Consent Solicitations.  D.F. King & Co., Inc. is acting as the tender agent and information agent for the Offers and Anixter Consent Solicitations.

Requests for the Offer to Purchase may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (877) 361-7966 (for all others) or email anixter@dfking.com.

Questions or requests for assistance in relation to the Offer and Consent Solicitation may be directed to Barclays Capital Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll-free).

About WESCO

WESCO International, Inc. (NYSE: WCC), a publicly traded FORTUNE 500® holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturer (OEM) products, construction materials, and advanced supply chain management and logistic services. 2019 annual sales were approximately $8.4 billion. The company employs approximately 9,500 people, maintains relationships with approximately 30,000 suppliers, and serves approximately 70,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates 11 fully automated distribution centers and approximately 500 branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

About Anixter

Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. The company helps build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, Anixter International offers full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through Anixter International's unmatched global distribution network along with its supply chain and technical expertise, the company helps lower the cost, risk and complexity of its customers' supply chains.

Anixter International adds value to the distribution process by providing over 100,000 customers access to 1) innovative supply chain solutions, 2) nearly 600,000 products and over $1.0 billion in inventory, 3) over 300 warehouses/branch locations with over 9 million square feet of space and 4) locations in over 300 cities in approximately 50 countries. Founded in 1957 and headquartered near Chicago, Anixter International trades on the New York Stock Exchange under the symbol AXE.

Additional information about Anixter is available at www.anixter.com.

Forward-Looking Statements

All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially.  These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction between WESCO International and Anixter International, expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, statements that address each company’s expected future business and financial performance, statements regarding the impact of natural disasters, health epidemics and other outbreaks, especially the outbreak of COVID-19 since December 2019, which may have a material adverse effect on each company’s business, results of operations and financial conditions, and other statements identified by words such as anticipate, plan, believe, estimate, intend, expect, project, will and similar words, phrases or expressions.  These forward-looking statements are based on current expectations and beliefs of the management of WESCO International and Anixter International (as the case may be), as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of each company’s and each company’s management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements.  Accordingly, you should not place undue reliance on such statements.  Certain of these risks are set forth in WESCO International’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Anixter International’s Annual Report on Form 10-K for the fiscal year ended January 3, 2020, as applicable, as well as each company’s other reports filed with the U.S. Securities and Exchange Commission (the “SEC”).

Those risks, uncertainties and assumptions also include the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction between WESCO International and Anixter International that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of WESCO International’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of WESCO International or Anixter International to retain customers and retain and hire key personnel and maintain relationships with their suppliers, customers and other business relationships and on their operating results and businesses generally, the risk that the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected.  All such factors are difficult to predict and are beyond each company’s control.

Additional factors that could cause results to differ materially from those described above can be found in WESCO International’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Anixter International’s Annual Report on Form 10-K for the fiscal year ended January 3, 2020, as applicable, as well as in each company’s other reports filed with the SEC.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  In connection with the proposed transaction, on each of March 4, 2020 and March 9, 2020, WESCO International filed with the SEC an amendment to the registration statement originally filed on February 7, 2020, which includes a prospectus of WESCO International and a proxy statement of Anixter International, and each party will file other documents regarding the proposed transaction with the SEC.  The registration statement was declared effective by the SEC on March 11, 2020 and the proxy statement/prospectus was mailed to Anixter International’s stockholders.  INVESTORS AND SECURITY HOLDERS OF WESCO INTERNATIONAL AND ANIXTER INTERNATIONAL ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WESCO INTERNATIONAL, ANIXTER INTERNATIONAL AND THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus and other documents filed with the SEC by WESCO International or Anixter International through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by WESCO International will be available free of charge on WESCO International’s website at http://wesco.investorroom.com/sec-filings and copies of the documents filed with the SEC by Anixter International will be available free of charge on Anixter International’s website at http://investors.anixter.com/financials/sec-filings.